                                                                   Exhibit 23.1

                       Consent of Independent Accountants

We consent to the incorporation by reference and inclusion in this registration statement on Form S-4 (File No. 333-19077) of our report dated March 8, 1996, on our audits of the consolidated financial statements and financial statement schedules of Sun Distributors L.P. We also consent to the reference to our firm under the caption "Experts."







                                            COOPERS & LYBRAND L.L.P.


Philadelphia, Pennsylvania
March 21, 1997